UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 25, 2017
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to its previously announced plans, on September 25, 2017 (the “Redemption Date”),  Raymond James Financial, Inc. (the “Company”) redeemed all of its outstanding 8.60% Senior Notes due 2019 (the “Senior Notes”). The aggregate principal amount outstanding of the Senior Notes was $300 million.

The total cash paid to redeem the Senior Notes was approximately $339.8 million, which included accrued and unpaid interest of $2.9 million and a make-whole premium of $36.9 million. The redemption price for the Senior Notes (the “Redemption Price”) was equal to accrued and unpaid interest to the Redemption Date plus the greater of (i) 100% of the principal amount of the Senior Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the Redemption Date on a semi-annual basis at a discount rate equal to the Treasury Rate (as defined in the Senior Notes and the relevant indenture), plus 50 basis points.

The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture for the Senior Notes (the “Trustee”), acted as the paying agent for the Company in connection with the redemption. The Company utilized cash on hand for the redemption of the Senior Notes.

 As a result of redemption of the Senior Notes, the related First Supplemental Indenture, dated as of August 20, 2009, between the Company and the Trustee, has been satisfied and discharged in accordance with its terms as of the Redemption Date.

Item 3.03 Material Modification to the Rights of Security Holders

The information set forth in Item 1.02 of this report is incorporated herein by reference.

Item 8.01 Other Events

On September 25, 2017, the Company issued a press release announcing the completion of the redemption, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1 Press release, dated September 25, 2017, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	September 25, 2017	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer